Exhibit 99.1

Fogo de Chão, Inc.To Be Acquired by Rhône For $15.75 Per Share In Cash

DALLAS, FEBRUARY 20, 2018 – Fogo de Chão, Inc. (“Fogo” or the “Company”) (NASDAQ:FOGO) today announced an agreement to be acquired by investment entities affiliated with Rhône Capital (together with its affiliates, “Rhône”). Under the terms of the agreement, Rhône will acquire the Company in an all cash transaction valued at $560 million. The Company’s stockholders will receive $15.75 per share, representing a 25.5 percent premium to the closing share price of the Company’s shares on February 16, 2018.

“After a thorough evaluation of the options available, the Board of Directors is confident that this transaction will provide Fogo a significant opportunity to realize the highest value for our stockholders while providing the best path forward for the Fogo de Chão brand, employees, and loyal customers,” said Larry Johnson, Chief Executive Officer of Fogo de Chão, Inc. “We are excited to enter into a new chapter for the Company and confident that Rhône will be an invaluable partner as they have a proven and distinguished track record of supporting and driving profitable growth for companies around the world.”

The transaction is the result of a comprehensive strategic alternatives review process taken by the Company’s Board of Directors. The transaction has been unanimously approved by Fogo’s Board of Directors. Funds affiliated with Thomas H. Lee Partners, L.P. and certain of Fogo’s directors and executive officers, which collectively hold more than 60 percent of Fogo’s shares, have approved the transaction by written consent. The acquisition is expected to be completed during the second calendar quarter of 2018, subject to regulatory approvals and other customary closing conditions.

“We look forward to collaborating with Fogo and its talented management team to continue the growth of this exceptional business. The Fogo experience offers consumers an unsurpassed combination of quality and value in an authentic Brazilian churrascaria environment. We believe our firm’s global experience, relationships, and longstanding and expanding presence in Brazil is a natural complement to the Company and will serve to facilitate Fogo’s domestic and international expansion plans. We look forward to working with Fogo’s management team to drive value for the Company, employees, and customers in this new chapter for the brand,” said Eytan Tigay, Managing Director of Rhône.

Jefferies LLC acted as financial advisor to Fogo de Chão. Davis Polk & Wardwell LLP and Weil, Gotshal & Manges LLP served as legal counsel to Fogo and its Board of Directors. J.P. Morgan Securities LLC served as financial advisor and Sullivan & Cromwell LLP served as legal advisor to Rhône. Credit Suisse and Wells Fargo Bank, National Association are providing financing for the transaction.

About Fogo de Chão

Fogo de Chão (fogo-dee-shown) is a leading Brazilian steakhouse, or churrascaria, which has specialized for nearly 40 years in fire-roasting high-quality meats utilizing the centuries-old Southern Brazilian cooking technique of churrasco. Fogo delivers a distinctive and authentic Brazilian dining experience through the combination of high-quality Brazilian cuisine and a differentiated service model known as espeto corrido (Portuguese for "continuous service") delivered by gaucho chefs. Fogo offers its guests a tasting menu of a variety of meats including beef, lamb, pork and chicken, simply seasoned and carefully fire-roasted to expose their natural flavors, a gourmet Market Table with seasonal salads, soup and fresh vegetables, seafood, desserts, signature cocktails and an award-winning wine list. The first Fogo de Chão opened in Brazil in 1979. The Company currently operates 38 restaurants in the United States, 9 in Brazil, two joint venture restaurants in Mexico, and two joint venture restaurants in the Middle East (Jeddah, Saudi Arabia and Dubai). Visit FOGO.com for more information.

About Rhône

With over 20 years of investing experience, Rhône is a global alternative investment management firm with more than $5 billion in assets under management. The firm focuses its private equity investments in market leading businesses with a pan-European or transatlantic presence and global growth opportunities. Rhône, which is currently investing capital from its fifth private equity fund, has invested in a diversified portfolio of companies including those in the aviation, chemical, consumer product, food, packaging, retail, specialty material, security, business services and transportation sectors.

Important Information For Stockholders

Fogo will prepare an information statement on Schedule 14C for its stockholders with respect to the approval of the transaction described herein. When completed, the information statement will be mailed to Fogo’s stockholders. Fogo may be filing other documents with the SEC as well. Stockholders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Fogo de Chão through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Fogo de Chão will be available free of charge on Fogo de Chão’s internet website at https://fogodechao.com/ or by contacting Fogo de Chão’s Investor Relations by phone at (972) 361-6225.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between Fogo de Chão and Rhône are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Fogo de Chão and Rhône, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in Fogo de Chão’s most recent report on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

•	failure of Rhône to obtain the financing required to consummate the proposed transaction;

•	the failure to consummate or delay in consummating the proposed transaction for other reasons;

•	the timing to consummate the proposed transaction;

•	the risk that a condition to closing of the proposed transaction may not be satisfied;

•	the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; and

•	the diversion of management time to transaction-related issues.

Fogo de Chão’s forward-looking statements are based on assumptions that Fogo de Chão believes to be reasonable but that may not prove to be accurate. Neither Fogo de Chão nor Rhône can guarantee future results, level of activity, performance or achievements. Moreover, neither Fogo de Chão nor Rhône assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Fogo de Chão and Rhône assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contacts:

Media:

ICR for Fogo de Chão

Alecia Pulman/Kate Ottavio Kent

FogoPR@icrinc.com

(646) 277-1200

Brunswick Group For Rhône

Brian Buckley/Charles Pretzlik

+44 20 7404 5959

E-mail: bbuckley@brunswickgroup.com / cpretzlik@brunswickgroup.com

Investors:

ICR

IR@fogodechao.com

(972) 361-6225